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A special meeting of shareholders of the Trust was held on
October 9,2007 (the Meeting).At the Meeting all shareholders of the Trust elected Steven G. Bradshaw to serve as a Trustee for the Trust; and shareholders of the following funds approved amendments to the investment objectives for the American Performance Bond Fund, American Performance
Intermediate Bond Fund and American Performance Short-Term
Income Fund. The results of the Meeting are presented below:

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
                                                                 Proposal 1
              ---------------------------------------------------------------------------------------------------------------
                    Shares                            Percent of                       Percent of     Percent of
                 Outstanding             For           Outstand.         Against        Outstand.     Abstained     Outstand.
              -----------------   -----------------   ----------   -----------------   ----------   -------------   ---------
Election of
Steven G.
Bradshaw      3,144,163,934.021   2,001,637,257.724     63.662%          553,198.260       0.18%    2,133,092.020      0.67%

Election of
D'Ray
Moore         3,144,163,934.021      66,982,100.694      2.130%    1,934,808,053.530     61.537%    2,533,393.780     0.080%

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
                                                       Proposal 2 -
               --------------------------------------------------------------------------------------------
                  Shares                       Percent of             Percent of                 Percent of
                Outstanding         For         Outstand.   Against    Outstand.    Abstained     Outstand.
               -------------   -------------   ----------   -------   ----------   -----------   ----------
Amend the
investment
objective of
American
Performance
Bond Fund      7,072,599.327   4,797,722.704     67.835%    970.000     0.014%     346,764.000     4.903%
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
                                                       Proposal 2(b)
               --------------------------------------------------------------------------------------------
                   Shares                      Percent of             Percent of                 Percent of
                Outstanding         For         Outstand.   Against    Outstand.    Abstained     Outstand.
               -------------   -------------   ----------   -------   ----------   -----------   ----------
Amend the
investment
objective of
American
Performance
Intermediate
Bond Fund      9,617,022.783   7,969,983.661     82.874%    986.000     0.010%     133,200.000     1.385%

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
                                                        Proposal 2(c)
               ----------------------------------------------------------------------------------------------
                    Shares                      Percent of                            Percent of   Percent of
                 Outstanding         For         Outstand.     Against    Outstand.    Abstained    Outstand.
               --------------   -------------   ----------   ----------   ---------   ----------   ----------
Amend the
investment
objective of
American
Performance
Short-Term
Income Fund    26,667,851.152   12,73,505.021     47.861%    10,632.000     0.040%    19,987.000     0.074%
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